UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Colfax Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2013.  The final results for each proposal are set forth below.

Proposal 1:  Election of Directors

The Company’s stockholders elected nine directors to the Company’s Board of Directors, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstain	Broker non-votes
Mitchell P. Rales	87,129,557	2,252,634	5,260	3,593,806
Steven E. Simms	88,961,527	420,664	5,260	3,593,806
Patrick W. Allender	89,216,632	165,559	5,260	3,593,806
Thomas S. Gayner	89,067,771	314,420	5,260	3,593,806
Rhonda L. Jordan	89,205,482	175,709	6,260	3,593,806
Clay H. Kiefaber	88,600,764	784,985	1,702	3,593,806
San W. Orr, III	88,600,386	780,805	6,260	3,593,806
A. Clayton Perfall	89,220,186	162,005	5,260	3,593,806
Rajiv Vinnakota	89,204,505	176,686	6,260	3,593,806

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
92,762,341	207,782	11,134	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLFAX CORPORATION

Date: May 20, 2013	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer